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                                 EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Central Garden & Pet Company on Form S-4 of our report dated October 27, 1995, appearing in the Annual Report on Form 10-K of Central Garden & Pet Company for the year ended September 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Francisco, California
June 3, 1996